Exhibit 5.1

                    [On the Letterhead of Allen and Gledhill]



OUR REF: YLT/SLLC/02825/90

Flextronics International Ltd.
514 Chai Chee Lane #04-13
1 Bedok Industrial Estate
Singapore 469029                                                30th April, 1999

Dear Sirs:

                      Registration Statement on Form S-3 of
                 Flextronics International Ltd. (the "Company")

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about 30th April, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 738,000 ordinary shares of S$0.01 each in the capital of the Company (the "Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under each of the Company's 1993 Share Option Plan (the "1933 SOP"), the 1998 Interim Option Plan (the "1998 IOP") and the 1999 Interim Option Plan (the "1999 IOP") respectively.

     As your Singapore counsel, we have examined the proceedings taken by the Company in connection with:

     (a)  the adoption of each of the 1993 SOP, the 1998 IOP and the 1999 IOP;
          and

     (b) the allotment and issuance of new ordinary shares of S$0.01 each in the capital of the Company rising from the exercise of the subscription rights represented by outstanding share options granted under each of the 1993 SOP, the 1998 IOP and the 1999 IOP respectively (the "Company's Allotment Procedures").

     We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

     Based on the foregoing, we are of the opinion that the Option Shares allotted and issued by the Company (i) upon the exercise of the subscription rights represented by outstanding share options granted under each of the 1993 SOP, the 1998 IOP and the 1999 IOP in accordance with their respective terms,
(ii) pursuant to the

Flextronics International Ltd.
Page Two



Company's Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such Option Shares, will be legally issued and fully-paid.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

                                                     Yours faithfully,

                                                     /s/ Allen & Gledhill